CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-265100 on Form S-6 of our report dated July 6, 2022, relating to the financial statement of FT 10171, comprising S&P MidCap 400 Dividend Aristocrats 25 Port. 3Q '22 (S&P MidCap 400 Dividend Aristocrats 25 Portfolio, 3rd Quarter 2022 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 6, 2022